UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2016

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2016, the Board of Directors of Lands’ End, Inc. (the “Company”) appointed Jerome S. Griffith, 59, as Chief Executive Officer and President, effective March 6, 2017. James Gooch and Joseph Boitano will continue to serve as Co-Interim Chief Executive Officers until such date.
Mr. Griffith served as the Chief Executive Officer, President and a member of the board of directors of Tumi Holdings, Inc. from April 2009 until its sale in August 2016 to Samsonite International S.A., where he now serves as a non-executive director. From 2002 to February 2009, he was employed at Esprit Holdings Limited, a global fashion brand, where he was promoted to Chief Operating Officer and appointed to the board in 2004, then promoted to President of Esprit North and South America in 2006. From 1999 to 2002, he worked as an executive vice president at Tommy Hilfiger. From 1998 to 1999, he worked as the president of retail at the J. Peterman Company, a catalog-based apparel and retail company. From 1989 through 1998, he worked in various positions of increasing responsibility at Gap, Inc. Mr. Griffith is a member of the board of VINCE, Tom Tailor SE, Samsonite and Parsons School of Design, which is part of the New School. He graduated from Pennsylvania State University with a Bachelor’s Degree in Marketing.

In connection with Mr. Griffith’s appointment as Chief Executive Officer and President of the Company, the Company has entered into an employment letter agreement and executive severance agreement with Mr. Griffith, in each case, dated as of December 19, 2016 (respectively, the “employment letter agreement” and “severance agreement”). The employment letter agreement (and certain equity award agreements referenced therein) provides Mr. Griffith with, among other things, the following: (1) an annual base salary equal to $950,000; (2) a target bonus opportunity under the Company’s annual incentive plan (“AIP”) equal to 100% of his annual base salary (which AIP bonus amount will, for the fiscal year beginning in January 2017, equal the greater of (x) the AIP bonus actually earned for such year and (y) $475,000); (3) a target long-term incentive award opportunity equal to at least 200% of his annual base salary; (4) an inducement sign-on grant of 117,647 restricted stock units (the “sign-on restricted stock units”), and an inducement sign-on grant of options to purchase 294,118 shares of common stock (the “sign-on stock options”) with an exercise price that will be equal to the fair market value of a share of Company common stock on the grant date, in each case which will vest 25% per year on each of the first four anniversaries of Mr. Griffith’s start date, subject to his continued employment; provided that on his earlier termination by the Company without “cause “(as defined in the severance agreement), his resignation with “good reason” (as defined in the severance agreement), his death or “disability” (as defined in the severance agreement), 50% of any then unvested sign-on restricted stock units will vest (and if Mr. Griffith experiences a qualifying termination after the third anniversary of the grant date, the final tranche of sign-on restricted stock units will vest in full) and 100% of any unvested sign-on stock options will vest; and (5) through August 31, 2017, temporary corporate housing in the Madison, Wisconsin area. Mr. Griffith’s primary workplace location will be Dodgeville, Wisconsin and Mr. Griffith will receive relocation benefits pursuant to the Company’s standard relocation policy, as Mr. Griffith has agreed that he will obtain permanent housing in the Madison, Wisconsin area.

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The severance agreement provides that, subject to his execution without revocation of a release of claims against the Company and its affiliates, if Mr. Griffith’s employment is terminated by the Company without cause or by Mr. Griffith for good reason, he will be entitled to:(1) if such termination of employment occurs during the last six months of the applicable fiscal year, a pro-rata bonus for that fiscal year, based on actual performance, (2) an amount equal to (a) two times the sum of his base salary plus average prior two years’ annual bonus, paid in installments over 24 months (two and a half times the sum of his base salary plus the greater of average prior two years’ annual bonus and target annual bonus, paid in installments over 30 months, if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company); (4) continued health insurance coverage for up to the same period of time as severance is paid; and (5) 12 months of outplacement services. Mr. Gooch is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.
Mr. Griffith will also be subject to a non-competition covenant during his employment and for 12 months (24 months upon a termination without cause or resignation with good reason) thereafter; provided, however, that if Mr. Griffith’s non-competition covenant remains in effect for 24 months, Mr. Griffith may elect to compete following the 12 month anniversary of his termination date if he waives his right to the balance of any cash severance payments and repays a proportionate value of any sign-on equity awards that vested in connection with his termination. In addition, Mr. Griffith will also be subject to (1) an employee non-solicitation covenant during his employment and for 18 months thereafter; and (2) non-disparagement and confidentiality covenants during his employment and for 24 months thereafter.
The foregoing summary of the employment letter agreement (and certain equity award agreements referenced therein) and severance agreement does not purport to be complete and is qualified in its entirety by reference to the employment letter agreement (and certain equity award agreements referenced therein) and severance agreement.
In connection with their continued service as Co-Interim Chief Executive Officers through March 6, 2016, on December 19, 2016, each of Messrs. Boitano and Gooch received a grant of restricted stock units, with an aggregate grant date fair market value equal to $150,000 which, in each case, will vest in two equal installments on each of the first and second anniversaries of the grant date (or vest in full if earlier terminated without cause by the Company). These restricted stock units otherwise will be subject to the same terms and conditions as set forth in the form of restricted stock unit grant agreement most recently publicly filed. In addition, the Company and Mr. Gooch agreed to enter into an amendment to his employment letter agreement with the Company that (1) clarifies that the commuting benefits that Mr. Gooch has been eligible to receive since January 27, 2016 include temporary corporate housing and and that all such commuting benefits are provided on a tax grossed-up basis and (2) provides that the commuting benefits (including temporary corporate housing) will not expire on January 27, 2017 and will instead be extended through August 31, 2017. The foregoing summary of these restricted stock unit grant agreements and Mr. Gooch’s commuting benefits does not purport to be complete and is qualified in its entirety by reference to the restricted stock unit grant agreements and amendment to Mr. Gooch’s employment letter agreement with the Company.

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SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.
Date: December 19, 2016	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary

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